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                                                                EXHIBIT 5.2


                          [PIPER & MARBURY L.L.P. LETTERHEAD]



                                   MAY   , 1996



Pacific Gulf Properties, Inc.
363 San Miguel Drive
Suite 100
Newport Beach, California 92660

         Re:   Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

         We have acted as Maryland counsel to Pacific Gulf Properties, Inc., a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and the Prospectus Supplement relating thereto (the "Prospectus") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration by the Company of (i) 2,015,581 shares of common stock of the Company, $.01 par value per share (the "Common Stock"), and (ii) 784,419 shares of Common Stock offered by Santa Anita Realty Enterprises, Inc., a shareholder of the Company (the "Selling Shareholder Shares").

         In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement, the Prospectus, and any required post-effective amendments thereto have become effective under the Securities Act. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.



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                                          [LETTERHEAD OF PIPER & MARBURY L.L.P.]


Pacific Gulf Properties, Inc.
May __, 1996
Page 2



         Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

         1. The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Maryland.

         2. The Common Stock has been duly and properly authorized for issuance and upon payment of the consideration specified in the Registration Statement and the Prospectus and delivery of such shares in accordance with the terms therein, the Common Stock will be validly issued, fully paid and nonassessable.

         3. The Selling Shareholder Shares have been duly and properly authorized for issuance and are validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of Maryland and express no opinion as to the laws of any other jurisdiction. The opinions expressed herein are solely for the benefit of the persons to whom this opinion is addressed and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, and may not be furnished to any person or entity, except that Cox, Castle & Nicholson, LLP is authorized to rely on this opinion in rendering any opinion to the Company which is to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as Exhibits 5.2 and
23.4 to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus. These opinions are delivered as of the date hereof and we disclaim any responsibility to update these opinions at any time following the date hereof.



                                       Very truly yours,


                                       /s/ PIPER & MARBURY L.L.P.
                                       --------------------------
                                       PIPER & MARBURY L.L.P.